Exhibit (j)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 86 to the Registration Statement No. 811-4008 on Form N-1A of Fidelity Investment Trust, of our report dated December 6, 2002 appearing in the Annual Report to Shareholders of Fidelity International Small Cap Fund for the year ended October 31, 2002.

We also consent to the reference to us under the heading "Auditor" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
March 24, 2003